EXHIBIT 21.1

Subsidiaries of the Registrant

NCN Group Limited, a 100% owned British Virgin Islands Company

NCN Group Management Limited, a 100% owned Hong Kong Company

NCN Media Services Limited, a 100% owned British Virgin Islands Company

NCN Management Services Limited, a 100% owned British Virgin Islands Company

NCN Landmark International Hotel Group Limited (“NCN Landmark”), a 60% owned British Virgin Islands Company

Beijing NCN Landmark Hotel Management Limited, a Wholly Foreign Owned Enterprise of NCN Landmark

Guangdong Tianma International Travel Service Co., Ltd., a 55% owned Peoples’ Republic of China Company

NCN Hotels Investment Limited, a 100% owned British Virgin Islands Company

NCN Pacific Hotels Limited, a 100% owned British Virgin Islands Company

Teda (Beijing) Hotels Management Limited, a Wholly Foreign Owned Enterprise

Landmark International Hotel Development Limited, a 51% owned British Virgin Islands Company of NCN Landmark

NCN Asset Management Services Limited, a 100% owned British Virgin Islands Company

NCN Travel Services Limited, a 100% owned British Virgin Islands Company

NCN Financial Services Limited, a 100% owned British Virgin Islands Company